         Exhibit 99.1

NII HOLDINGS REPORTS 2017 FOURTH QUARTER
AND YEAR-END RESULTS

- Company announces guidance for 2018

•	Operating revenues of $189 million for the fourth quarter and $870 million for the full year

•	Operating loss of $40 million for the fourth quarter and $272 million for the full year

•	Fourth quarter and full year results include $14 million and $180 million of non-cash asset impairment and restructuring charges

•	Adjusted operating loss before depreciation and amortization (adjusted OIBDA loss) of $18 million for the fourth quarter and $55 million for the full year

•	Year-end unrestricted cash and short-term investments of $211 million and $110 million of cash held in escrow

•	Ended 2017 with 2.90 million 3G/4G subscribers, a 3% increase year-over-year

•	Fourth quarter 3G/4G net subscriber additions of 26,800 and 3G/4G churn of 3.47%

RESTON, Va., March 8, 2018 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its financial results for the fourth quarter and full year of 2017. For the quarter, the Company generated consolidated operating revenues of $189 million, a consolidated operating loss of $40 million and consolidated adjusted OIBDA loss of $18 million. The Company’s consolidated adjusted OIBDA excludes the impact of non-cash asset impairments, restructuring charges and other unusual items. For the full year, the Company generated consolidated operating revenues of $870 million, a consolidated operating loss of $272 million and consolidated adjusted OIBDA loss of $55 million. Capital expenditures were $21 million for the quarter and $51 million for the full year.

For the fourth quarter of 2017, Nextel Brazil reported a significant improvement in its 3G/4G subscriber results, with 26,800 3G/4G net subscriber additions, a 59,100 increase compared to the third quarter of 2017. In addition, 3G/4G churn for the fourth quarter was 3.47%, a 57-basis point decrease compared to the third quarter of 2017. Subscriber migrations from its iDEN network to its 3G/4G network were 23,500, the highest quarterly level reported for 2017. The Company expects the improving net subscriber addition and average monthly churn rate trends for 3G/4G experienced in the fourth quarter to continue in the first quarter of 2018.

“The improved subscriber results reported for the fourth quarter reflect the continued efforts we have been making to enhance our customers' experience while providing them with a very competitive and attractive offer,” stated Roberto Rittes, Chief Executive Officer of Nextel Brazil. “We are expecting a further reduction in 3G/4G churn in the first quarter, giving us confidence that we can drive meaningful 3G/4G subscriber growth in 2018, which should lead to increasing 3G/4G revenues. At the same time, we are continuing to maintain discipline around our spending and remain focused on capturing additional cost reduction opportunities. Entering 2018, we are energized and excited to execute on our plan for the year.”

Nextel Brazil's key financial metrics for 2017 were largely in line with 2016. Average monthly service revenue per subscriber (ARPU) was $19, cost per gross addition (CPGA) was $97 and cash cost per user (CCPU) was $18. For the fourth quarter, Nextel Brazil reported ARPU of $18, CPGA of $102 and CCPU of $17.

At year-end, the Company's sources of funding totaled $371 million, including $211 million of unrestricted cash and short-term investments, $110 million of cash held in escrow to secure indemnification obligations in connection with the sale of Nextel Mexico and $50 million in cash pledged as collateral to secure certain performance bonds in Brazil. The Company recovered substantially all of the cash securing these performance bonds in January 2018.

The Company recently reached an agreement with the Mexican tax authorities on $73 million in previously escrowed funds related to the audits of Nextel Mexico's income tax returns for the years 2010 and 2011. The Company expects to recover some of that amount in the next few months. The Company is continuing to work with the Mexican tax authorities to settle the open non-income tax-based audits and accelerate the release of the remaining escrow.

“We ended the year with a healthy liquidity position,” stated Dan Freiman, Chief Financial Officer of NII Holdings. “With the completion of the loan amendments that we recently announced, which take near-term pressure off our liquidity, as well as recent encouraging operating trends, we are positioned to grow our 3G/4G subscriber base this year. We believe this growth will pay back in the form of higher revenues and adjusted OIBDA in 2019 and beyond.”

The Company announced the following outlook for 2018:

•	Total 3G/4G net subscriber additions of 300,000 or more;

•	Moderately better consolidated adjusted OIBDA than the amount reported in 2017, but still negative; and

•	A similar level of capital expenditures as the amount reported in 2017.

The Company's consolidated adjusted OIBDA outlook for 2018 excludes an expected positive impact from the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers,” or ASC 606, on January 1, 2018.

With the completion of the loan amendments and improvements to the Company’s liquidity and outlook, management is finalizing its assessment of whether substantial doubt about the Company’s ability to continue as a going concern has been resolved.

Additional details regarding the Company’s results, including the Company's conclusion on its assessment of going concern and a more detailed explanation on local currency operating metrics, will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 that will be filed with the Securities and Exchange Commission in the coming days. Additional operational and financial details, including a quarterly earnings presentation, are also available under the Company's Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial tables, NII Holdings has presented consolidated adjusted OIBDA, as well as Nextel Brazil's ARPU, CCPU, and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of differentiated mobile communication services for businesses and high value consumers in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services and wireless Internet access. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.

Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance and guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to fund the business and meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, ice group's minority ownership in the Company, the economic and regulatory environment and the foreign currency exchange rates that will prevail in 2018. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the impact of liquidity constraints, including the inability to access escrowed and pledged funds when expected, the impact of more intense competitive conditions and changes in economic conditions in Brazil, the performance of the Company’s networks, the Company’s ability to provide services that customers want or need, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the year ended December 31, 2016 and in its Quarterly Report on Form 10-Q for the three months ended June 30, 2017, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
12110 Sunset Hills Road, Suite 600
Reston, Virginia 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Dan Freiman
(703) 547-5209
dan.freiman@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2017 AND 2016
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)

Operating revenues Service and other revenues	$184.1	$243.8	$847.9	$963.2
Handset and accessory revenues	4.8	4.6	21.9	21.8
	188.9	248.4	869.8	985.0
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	90.1	96.2	374.7	364.6
Cost of handsets and accessories	9.7	3.5	40.2	29.3
Selling, general and administrative	107.1	148.5	510.2	560.8
Impairment, restructuring and other charges	14.4	44.1	179.7	1,384.8
Depreciation	4.0	9.4	22.2	135.4
Amortization	3.6	4.0	15.0	37.0
	228.9	305.7	1,142.0	2,511.9
Operating loss	(40.0)	(57.3)	(272.2)	(1,526.9)
Other (expense) income Interest expense, net	(27.4)	(31.9)	(118.6)	(113.7)
Interest income	5.6	8.0	41.5	37.7
Foreign currency transaction (losses) gains, net	(13.5)	(1.2)	(1.3)	76.6
Other expense, net	(2.4)	(2.7)	(7.9)	(9.7)
	(37.7)	(27.8)	(86.3)	(9.1)
Loss from continuing operations before reorganization items and income tax provision	(77.7)	(85.1)	(358.5)	(1,536.0)
Reorganization items	—	(0.1)	0.4	(0.8)
Income tax benefit	0.6	0.4	6.4	2.9
Net loss from continuing operations	(77.1)	(84.8)	(351.7)	(1,533.9)
Net (loss) income from discontinued operations, net of income taxes	(1.6)	(3.7)	1.0	(20.0)
Net loss	(78.7)	(88.5)	(350.7)	(1,553.9)
Net loss attributable to noncontrolling interest	(22.4)	—	(49.7)	—
Net loss attributable to NII Holdings	$(56.3)	$(88.5)	$(301.0)	$(1,553.9)

Net loss from continuing operations per common share, basic and diluted	$(0.77)	$(0.84)	$(3.51)	$(15.32)
Net (loss) income from discontinued operations per common share, basic and diluted	(0.02)	(0.04)	0.01	(0.20)
Net loss per common share, basic and diluted	$(0.79)	$(0.88)	$(3.50)	$(15.52)

Weighted average number of common shares outstanding, basic and diluted	100.4	100.2	100.3	100.1

CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	December 31, 2017	December 31, 2016

ASSETS
Current assets
Cash and cash equivalents	$193.9	$257.4
Short-term investments	16.7	73.9
Accounts receivable, net of allowance for doubtful accounts of $42.0 and $54.2	106.7	153.8
Handset and accessory inventory	3.1	8.3
Prepaid expenses and other	254.5	280.1
Total current assets	574.9	773.5
Property, plant and equipment, net	117.3	129.5
Intangible assets, net	194.7	243.7
Other assets	218.2	271.8
Total assets	$1,105.1	$1,418.5
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	$42.3	$69.2
Accrued expenses and other	300.8	271.9
Deferred revenues	7.3	11.6
Current portion of long-term debt	8.0	540.5
Total current liabilities	358.4	893.2
Long-term debt	647.7	215.8
Other long-term liabilities	220.9	143.5
Total liabilities	1,227.0	1,252.5
Stockholders’ (deficit) equity
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001, 140.0 shares authorized, 100.4 shares issued and outstanding — 2017, 100.3 shares issued and outstanding — 2016	0.1	0.1
Paid-in capital	2,139.3	2,076.6
Accumulated deficit	(2,135.8)	(1,834.8)
Accumulated other comprehensive loss	(46.9)	(75.9)
Total stockholders’ (deficit) equity	(43.3)	166.0
Noncontrolling interest	(78.6)	—
Total (deficit) equity	(121.9)	166.0
Total liabilities and stockholders’ (deficit) equity	$1,105.1	$1,418.5

CONSOLIDATED CASH FLOW DATA
(in millions)

	Year Ended December 31,
	2017	2016

Cash and cash equivalents, beginning of year	$257.4	$342.2
Net cash used in operating activities	(87.1)	(45.2)
Net cash provided by investing activities	71.8	54.4
Net cash used in financing activities	(48.7)	(93.0)
Effect of exchange rate changes on cash and cash equivalents	0.5	(1.0)
Cash and cash equivalents, end of year	$193.9	$257.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2017 AND 2016 (1)
(UNAUDITED)

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Service and other revenues	$184.0	$243.8	$847.8	$963.1

Handset and accessory revenues	4.8	4.6	21.9	21.8
Cost of handsets and accessories	(9.7)	(3.5)	(40.2)	(29.3)
Handset and accessory net subsidy	(4.9)	1.1	(18.3)	(7.5)
Cost of service (exclusive of depreciation and amortization)	(90.1)	(96.2)	(374.7)	(364.6)
Selling, general and administrative	(104.9)	(141.2)	(485.9)	(523.8)
Segment (losses) earnings	(15.9)	7.5	(31.1)	67.2
Reversal of accrued tax contingency	—	—	—	(8.1)
Adjusted operating (loss) income before depreciation and amortization	$(15.9)	$7.5	$(31.1)	$59.1

Subscriber units
iDEN	349.6	822.7	349.6	822.7
WCDMA	2,896.1	2,815.2	2,896.1	2,815.2
Total subscriber units in commercial service (as of December 31)	3,245.7	3,637.9	3,245.7	3,637.9

iDEN net subscriber losses	(76.6)	(110.1)	(395.8)	(585.8)
WCDMA net subscriber gains (losses)	26.8	39.6	3.6	(73.0)
Total net subscriber losses	(49.8)	(70.5)	(392.2)	(658.8)

Migrations from iDEN to WCDMA	23.5	29.3	77.3	143.5

iDEN subscriber churn	6.36%	4.71%	6.07%	4.66%
WCDMA subscriber churn	3.47%	3.31%	3.57%	3.73%
Churn (%)	3.83%	3.65%	3.98%	4.00%

ARPU (1)	$18	$20	$19	$19

CPGA (1)	$102	$100	$97	$97

CCPU (1)	$17	$19	$18	$17

(1) For information regarding ARPU, CPGA and CCPU, see “Non-GAAP Reconciliations for the Three Months and Years
Ended December 31, 2017 and 2016” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2017 AND 2016
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our ongoing operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Consolidated operating loss	$(40.0)	$(57.3)	$(272.2)	$(1,526.9)
Consolidated depreciation	4.0	9.4	22.2	135.4
Consolidated amortization	3.6	4.0	15.0	37.0
Consolidated operating loss before depreciation and amortization	(32.4)	(43.9)	(235.0)	(1,354.5)
Reversal of accrued tax contingency	—	—	—	(8.1)
Asset impairment charges	3.8	23.6	67.3	1,349.4
Restructuring charges	10.6	20.5	112.4	35.4
Consolidated adjusted operating (loss) income before depreciation and amortization	$(18.0)	$0.2	$(55.3)	$22.2

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated as follows (in millions, except ARPU):

Nextel Brazil

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	US$
Service and other revenues	$184.0	$243.8	$847.8	$963.1
Less: other revenues	(12.5)	(20.8)	(63.2)	(89.3)
Total subscriber revenues	$171.5	$223.0	$784.6	$873.8

ARPU calculated with subscriber revenues	$18	$20	$19	$19

ARPU calculated with service and other revenues	$19	$22	$21	$21

Nextel Brazil

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	BRL R$
Service and other revenues	$597.7	$802.5	$2,703.7	$3,347.6
Less: other revenues	(40.6)	(68.4)	(201.5)	(312.3)
Total subscriber revenues	$557.1	$734.1	$2,502.2	$3,035.3

ARPU calculated with subscriber revenues	$57	$67	$61	$65

ARPU calculated with service and other revenues	$61	$73	$66	$72

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated as follows (in millions, except CPGA):

Nextel Brazil

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	US$
Handset and accessory revenues	$4.8	$4.6	$21.9	$21.8
Less: uninsured handset replacement revenues	(0.1)	—	(0.3)	(0.3)
Handset and accessory revenues, net	4.7	4.6	21.6	21.5
Less: cost of handsets and accessories	9.7	3.5	40.2	29.3
Handset subsidy costs	5.0	(1.1)	18.6	7.8
Selling and marketing	29.7	36.0	108.5	116.5
Costs per statement of operations	34.7	34.9	127.1	124.3
Less: costs unrelated to initial customer acquisition	(1.4)	(2.0)	(5.9)	(7.3)
Customer acquisition costs	$33.3	$32.9	$121.2	$117.0

Cost per Gross Add	$102	$100	$97	$97

Nextel Brazil

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	BRL R$
Handset and accessory revenues	$15.7	$15.1	$69.7	$76.6
Less: uninsured handset replacement revenues	(0.3)	(0.1)	(0.8)	(1.0)
Handset and accessory revenues, net	15.4	15.0	68.9	75.6
Less: cost of handsets and accessories	31.8	11.5	128.6	104.7
Handset subsidy costs	16.4	(3.5)	59.7	29.1
Selling and marketing	96.2	119.2	346.0	401.4
Costs per statement of operations	112.6	115.7	405.7	430.5
Less: costs unrelated to initial customer acquisition	(4.5)	(6.7)	(18.7)	(25.1)
Customer acquisition costs	$108.1	$109.0	$387.0	$405.4

Cost per Gross Add	$332	$330	$310	$335

Cash Cost per Handset/User
Cash cost per handset/unit, or CCPU, represents the sum of cost of service, general and administrative expenses and customer retention and other costs divided by average handsets in service during the period and divided by the number of months in the period. CCPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to CCPU measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CCPU is a measure of the recurring costs we incur on a monthly basis to provide service to our subscribers. The CCPU calculation excludes material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges and is calculated as follows (in thousands, except CCPU):

Nextel Brazil

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	US$
Total selling, general and administrative expenses	$104.9	$141.2	$485.9	$523.8
Less: selling and marketing expenses	(29.7)	(36.0)	(108.5)	(116.5)
General and administrative expenses	75.2	105.2	377.4	407.3
Cost of service	90.1	96.2	374.7	364.6
Customer retention costs and other	1.4	2.0	5.9	7.3
Total	$166.7	$203.4	$758.0	$779.2

Cash Cost per User	$17	$19	$18	$17

Nextel Brazil

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	BRL R$
Total selling, general and administrative expenses	$340.1	$465.1	$1,547.8	$1,818.0
Less: selling and marketing expenses	(96.3)	(119.2)	(346.0)	(401.4)
General and administrative expenses	243.8	345.9	1,201.8	1,416.6
Cost of service	292.6	316.6	1,194.2	1,297.4
Customer retention costs and other	4.6	6.7	18.7	25.1
Total	$541.0	$669.2	$2,414.7	$2,739.1

Cash Cost per User	$55	$61	$59	$59

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three months and year ended December 31, 2016 compared to the same periods in 2017 by (i) adjusting the relevant measures for the three months and year ended December 31, 2016 to levels that would have resulted if the average foreign currency exchange rates for the three months and year ended December 31, 2016 were the same as the average foreign currency exchange rates that were in effect for the three months and year ended December 31, 2017; and (ii) comparing the actual and adjusted financial measures for the three months and year ended December 31, 2016 to the similar financial measures for the three months and year ended December 31, 2017 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three months and year ended December 31, 2017 and 2016. The average foreign currency exchange rates for each of the relevant currencies during each of the three months and year ended December 31, 2017 and 2016 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three months and year ended December 31, 2017 compared to the same periods in 2016 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Three Months Ended December 31,
	4Q 2016 Actual	4Q 2016 Adjustment (1)	4Q 2016 Normalized (1)	4Q 2017 Actual	4Q 2016 to 4Q 2017 Actual B(W) Growth (2)	4Q 2016 to 4Q 2017 Normalized B(W) Growth (3)

Consolidated:
Operating revenues	$248,440	$3,057	$251,497	$188,870	(24)%	(25)%
Adjusted operating income (loss) before depreciation and amortization	175	93	268	(18,057)	NM	NM
Nextel Brazil:
Operating revenues	$248,409	$3,057	$251,466	$188,847	(24)%	(25)%
Adjusted operating income (loss) before depreciation and amortization	7,534	93	7,627	(15,863)	NM	NM
_______________________________________
NM-Not Meaningful

NII Holdings, Inc.
(dollars in thousands)

	Year Ended December 31,
	YTD 2016 Actual	YTD 2016 Adjustment (1)	YTD 2016 Normalized (1)	YTD 2017 Actual	YTD 2016 to YTD 2017 B(W) Growth (2)	YTD 2016 to YTD 2017 Normalized B(W) Growth (3)

Consolidated:
Operating revenues	$985,046	$92,622	$1,077,668	$869,767	(12)%	(19)%
Adjusted operating income (loss) before depreciation and amortization	22,232	5,554	27,786	(55,245)	NM	(299)%
Nextel Brazil:
Operating revenues	$984,878	$92,622	$1,077,500	$869,661	(12)%	(19)%
Adjusted operating income (loss) before depreciation and amortization	59,053	5,554	64,607	(31,071)	(153)%	(148)%
_______________________________________
NM-Not Meaningful

(1)
The "4Q 2016 Normalized" and "YTD 2016 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three months and year ended December 31, 2017 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three months and year ended December 31, 2016, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "4Q 2016 Normalized" and "YTD 2016 Normalized" reflect the amount determined by adding the "4Q 2016 Adjustment" and "YTD 2016 Adjustment" amounts calculated as described in the preceding sentence to the "4Q 2016 Actual" and "YTD 2016 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three months and year ended December 31, 2017. The average foreign currency exchange rates for each of the relevant currencies during the three months and year ended December 31, 2017 and 2016 for purposes of these calculations were as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Brazilian real	3.25	3.29	3.19	3.49

(2)
The percentage amounts in these columns reflect the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the "4Q 2017 Actual" and "YTD 2017 Actual" columns with those in the "4Q 2016 Actual" and "YTD 2016 Actual" columns.

(3)
The percentage amounts in these columns reflect the the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the "4Q 2017 Actual" and "YTD 2017 Actual" columns with those in the "4Q 2016 Normalized" and "YTD 2016 Normalized" columns.